Exhibit 99.1

Revolution Medicines Reports Third Quarter 2023 Financial Results and Update on Corporate Progress

Promising clinical data for RMC-6236, a RASMULTI(ON) Inhibitor, and RMC-6291, a RASG12C(ON) Inhibitor, presented at AACR-NCI-EORTC (“Triple”) and ESMO Meetings

Acquisition of EQRx, Inc. expected to close later this month

Revolution Medicines to hold webcast today at 4:30 p.m. Eastern Time

REDWOOD CITY, Calif., November 6, 2023 (GLOBE NEWSWIRE) -- Revolution Medicines, Inc. (Nasdaq: RVMD), a clinical-stage oncology company developing targeted therapies for RAS-addicted cancers, today announced its financial results for the quarter ended September 30, 2023, and provided an update on corporate progress.

Recent Highlights

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RMC-6236: Revolution Medicines presented promising anti-tumor activity data for RMC-6236, a RASMULTI(ON) Inhibitor, in patients with non-small cell lung cancer (NSCLC) or pancreatic ductal adenocarcinoma (PDAC) harboring KRASG12X mutations. The data demonstrated that treatment with RMC-6236 led to meaningful clinical responses at dose levels that were generally well tolerated. The results also provided clinical validation that RMC-6236 as a RASMULTI(ON) Inhibitor can drive objective responses in patients with tumors carrying multiple common KRAS mutations, including G12D, G12V and G12R. These data support the company’s decision to advance RMC-6236 into late-stage clinical development.

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RMC-6291: The company presented encouraging anti-tumor activity data for its mutant-selective RASG12C(ON) Inhibitor, RMC-6291, in patients with advanced solid tumors harboring KRASG12C mutations, including NSCLC and colorectal cancer (CRC). The data provided preliminary evidence of anti-tumor activity by treatment with RMC-6291 that was generally well tolerated across dose levels and included preliminary evidence of mechanistic and clinical differentiation from KRASG12C(OFF) inhibitors as indicated by clinical responses in NSCLC patients previously treated with a KRASG12C(OFF) inhibitor and in KRASG12C(OFF) inhibitor naïve CRC patients.

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EQRx Acquisition: Last week, Revolution Medicines announced that Institutional Shareholder Services Inc. and Glass Lewis & Co. recommended Revolution Medicines stockholders vote “FOR” the issuance of Revolution Medicines shares in the previously announced all-stock acquisition of EQRx, Inc. at the special meeting of stockholders scheduled for 11:00 a.m. Eastern Time on November 8, 2023. The transaction is expected to close shortly following the stockholder vote, subject to satisfaction of customary closing conditions, including approval by both Revolution Medicines’ and EQRx’s stockholders. Each share of common stock of EQRx issued and outstanding immediately prior to the merger will be converted into the right to receive 0.1112 shares of common stock of Revolution Medicines. If the transaction is completed, Revolution Medicines expects to issue approximately 55 million shares of its common stock in connection with the merger (excluding assumed warrants and earn-out shares). The company estimates that the acquisition will add approximately $1.1 billion in net cash proceeds, after estimated post-closing EQRx wind-down and transition costs, or approximately $20 per share of common stock to be issued with the merger.

“Collectively, the clinical data presented on RMC-6236 and RMC-6291 demonstrate that these two investigational drugs have significant anti-tumor activity across dose levels that have been generally well tolerated in patients with common cancers harboring one of the four most common oncogenic RASG12 mutations. The overwhelmingly positive reaction our team heard from clinical investigators further validates the differentiation of our RAS(ON) Inhibitor platform and clearly supports continued investment in these compounds as monotherapy and/or in combination regimens,” said Mark A. Goldsmith, M.D., Ph.D., chief executive officer and chairman of Revolution Medicines. “With the anticipated closing of the EQRx acquisition this month, the infusion of a sizable quantum of capital will allow Revolution Medicines to advance plans designed to fully realize the potential of our RAS(ON) inhibitor investigational drugs as we seek to fulfill our vision of revolutionizing treatment for patients living with RAS-addicted cancers.”

Clinical and Development Highlights

Investigational RAS(ON) Inhibitors

RMC-6236 (RASMULTI)

RMC-6236 is an oral, RAS-selective, first-in-class RASMULTI(ON) Inhibitor designed to treat patients with cancers driven by a wide range of common RAS mutations. Initially being developed as monotherapy, planning is underway to also evaluate RMC-6236 in doublet combinations with mutant-selective RAS(ON) Inhibitors as well as other combination treatments.

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The ongoing Phase 1/1b monotherapy trial (NCT05379985) is a multicenter, open-label, dose-escalation and dose-expansion study of RMC-6236 in patients with advanced solid tumors harboring select KRASG12 mutations, including G12D, G12V and G12R and was recently expanded to include G13 and Q61 mutations. A maximum tolerated dose has not yet been defined and dose optimization is ongoing.
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The company is planning a global, randomized Phase 3 study comparing RMC-6236 against docetaxel in patients with previously treated RAS-mutated NSCLC who have been treated with immunotherapy and platinum-containing chemotherapy. The study design will be finalized after regulatory feedback. The study is expected to start in 2024.
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The company is also designing a potential global randomized Phase 3 trial comparing RMC-6236 against a physician’s choice of chemotherapy regimens in patients with previously treated RAS-mutated PDAC. Future study decisions will be made after additional patient follow-up regarding durability of disease control and dose optimization and regulatory feedback. The company believes the study could potentially be initiated in 2024.
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A Phase 1/1b clinical trial to evaluate the combination of RMC-6236 and RMC-6291 is currently recruiting patients. Planning is also underway for additional studies of RMC-6236 in combination with standard of care therapies, including immunotherapy and chemotherapy.

RMC-6291 (RASG12C)

RMC-6291, an oral, covalent inhibitor of RASG12C(ON) designed to treat patients with cancers driven by the KRASG12C mutant, is the first of the company’s mutant-selective RAS(ON) Inhibitors to enter clinical development and the first reported clinical-stage inhibitor of KRASG12C that uses a highly differentiated mechanism of action compared to first-generation KRASG12C(OFF) inhibitors. The ongoing Phase 1/1b monotherapy trial (NCT05462717) is a multicenter, open-label, dose-escalation and dose-expansion study of RMC-6291 in patients with advanced KRASG12C mutant solid tumors. A maximum tolerated dose has not yet been defined and dose optimization is ongoing.

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In addition to the Phase 1/1b combination study of RMC-6291 and RMC-6236, planning is underway for studies to evaluate RMC-6291 in combination with standard of care therapies, including immunotherapy and chemotherapy.

RMC-9805 (RASG12D)

RMC-9805 is an oral, selective, covalent inhibitor of RASG12D(ON), the most common driver of RAS-addicted human cancers, predominantly among patients with PDAC, NSCLC or CRC. The company believes RMC-9805 is the first oral and covalent inhibitor of RASG12D.

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The Phase 1/1b trial (NCT06040541) is an ongoing multicenter, open-label, dose-escalation and dose-expansion study of RMC-9805 in patients with advanced solid tumors harboring the KRASG12D mutation. The primary objectives of the study are to evaluate safety and tolerability, and to inform the recommended Phase 2 dose and schedule for the compound.

RAS Innovation Engine

Beyond the first wave of clinical-stage RAS(ON) Inhibitors, the company continues expanding its pipeline of RAS(ON) Inhibitor candidates.

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RAS(ON) Inhibitor development candidates include RMC-5127 (G12V), RMC-0708 (Q61H) and RMC-8839 (G13C).
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The company continues drug discovery efforts in RAS(ON) Inhibitor pipeline expansion programs focused on RAS mutation hotspots including G12R, G13D and other important targets.

Third Quarter 2023 Financial Highlights

Cash Position: Cash, cash equivalents and marketable securities were $813.2 million as of September 30, 2023, compared to $644.9 million as of December 31, 2022. The increase was primarily attributable to the company’s public equity offering in March 2023.

Revenue: Total revenue was zero for the quarter ended September 30, 2023, compared to $3.4 million for the quarter ended September 30, 2022.

R&D Expenses: Research and development expenses were $107.7 million for the quarter ended September 30, 2023, compared to $69.5 million for the quarter ended September 30, 2022. The increase was primarily due to an increase in clinical trial and clinical supply manufacturing expenses for RMC-6236 and RMC-6291, research expenses associated with the company’s pre-clinical portfolio, an increase in personnel-related expenses related to additional headcount, and an increase in stock-based compensation.

G&A Expenses: General and administrative expenses were $15.5 million for the quarter ended September 30, 2023, compared to $10.4 million for the quarter ended September 30, 2022. The increase was primarily due to an increase in stock-based compensation and an increase in personnel-related expenses related to additional headcount.

Net Loss: Net loss was $108.4 for the quarter ended September 30, 2023, compared to net loss of $73.3 million for the quarter ended September 30, 2022.

2023 Financial Guidance

Revolution Medicines is updating its projected full year 2023 GAAP net loss to be between $385 and $415 million, which includes estimated non-cash stock-based compensation expense of $45 million and $50 million. Based on the company’s current operating plan, the company projects current cash, cash equivalents and investments can fund planned operations into 2025. The Company’s financial guidance excludes the financial impact of the proposed EQRx transaction.

Webcast

Revolution Medicines will host a webcast this afternoon, November 6, 2023, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). To listen to the live webcast, or access the archived webcast, please visit: https://ir.revmed.com/events-and-presentations. Following the live webcast, a replay will be available on the company’s website for at least 14 days.

About Revolution Medicines, Inc.

Revolution Medicines is a clinical-stage oncology company developing novel targeted therapies for RAS-addicted cancers. The company’s R&D pipeline comprises RAS(ON) Inhibitors designed to suppress diverse oncogenic variants of RAS proteins, and RAS Companion Inhibitors for use in combination treatment strategies. The company’s RAS(ON) Inhibitors RMC-6236 (RASMULTI), RMC-6291 (RASG12C) and RMC-9805 (RASG12D) are currently in clinical development. Additional RAS(ON) Inhibitors in the company’s pipeline include RMC-5127 (G12V), RMC-0708 (Q61H) and RMC-8839 (G13C) which are currently in IND-enabling development, and additional compounds targeting other RAS variants.

EQRx™ is a trademark of EQRx.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered "forward-looking statements," including without limitation statements regarding the company’s financial projections; the company’s development plans and timelines and its ability to advance its portfolio and R&D pipeline; progression of clinical studies and findings from these studies, including the tolerability and potential efficacy of the company’s candidates being studied; the potential advantages and effectiveness of the company’s clinical and preclinical candidates, including its RAS(ON) Inhibitors; RMC-6236 driving objective responses in patients with tumors carrying multiple common KRAS mutations; the company’s plans for Phase 3 clinical trials for RMC-6236; the potential of RMC-6236 to be first-in-class and to be combined with mutant-selective RAS(ON) Inhibitors and in other combination treatment strategies; the company’s plans for studies of RMC-6236 and of RMC-6291 in combination with standard of care therapies; the company’s expectations about whether the EQRx acquisition will close in November 2023; the number of shares of common stock expected to be issued in connection with the EQRx acquisition; and the estimated amount of net cash to be provided by the acquisition of EQRx. Forward-looking statements are typically, but not always, identified by the use of words such as "may," "will," "would," "believe," "intend," "plan," "anticipate," "estimate," "expect," and other similar terminology indicating future results. Such forward-looking statements are subject to substantial risks and uncertainties that could cause the company’s development programs, future results, performance, or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation risks and uncertainties inherent in the drug development process, including the company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the company’s ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of the company’s capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape, the risk that the acquisition of EQRx may not be completed in a timely manner or at all and the effects on the company’s business of the COVID-19 pandemic and other global events. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Revolution Medicines in general, see Revolution Medicines’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2023, and its future periodic reports to be filed with the SEC. Except as required by law, Revolution Medicines undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed transaction, Revolution Medicines and EQRx filed with the SEC and mailed or otherwise provided to their respective security holders a joint proxy statement/prospectus regarding the proposed transaction (as amended or supplemented from time to time, the “Joint Proxy Statement/Prospectus”). INVESTORS AND REVOLUTION MEDICINES’ AND EQRX’S RESPECTIVE SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY EACH OF REVOLUTION MEDICINES AND EQRX WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Revolution Medicines’ investors and security holders may obtain a free copy of the Joint Proxy Statement/Prospectus and other documents that Revolution Medicines files with the SEC (when available) from the SEC’s website at www.sec.gov and Revolution Medicines’ website at ir.revmed.com. In addition, the Joint Proxy Statement/Prospectus and other documents filed by Revolution Medicines with the SEC (when available) may be obtained from Revolution Medicines free of charge by directing a request to Morrow Sodali LLC at RVMD@info.morrowsodali.com.

EQRx’s investors and security holders may obtain a free copy of the Joint Proxy Statement/Prospectus and other documents that EQRx files with the SEC (when available) from the SEC’s website at www.sec.gov and EQRx’s website at investors.eqrx.com. In addition, the Joint Proxy Statement/Prospectus and other documents filed by EQRx with the SEC (when available) may be obtained from EQRx free of charge by directing a request to EQRx’s Investor Relations at investors@eqrx.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Revolution Medicines, EQRx and their respective directors, executive officers, other members of management, certain employees and other persons may be deemed to be participants in the solicitation of proxies from the security holders of Revolution Medicines and EQRx in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of Revolution Medicines’ directors and executive officers in Revolution Medicines’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 27, 2023, and Revolution Medicines’ definitive proxy statement on Schedule 14A for its 2023 annual meeting of stockholders, which was filed with the SEC on April 26, 2023. To the extent holdings of Revolution Medicines’ securities by Revolution Medicines’ directors and executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected on subsequent Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Security holders may obtain information regarding the names, affiliations and interests of EQRx’s directors and executive officers in EQRx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 23, 2023, and in certain of EQRx’s Current Reports on Form 8-K. To the extent holdings of EQRx’s securities by EQRx’s directors and executive officers have changed since the amounts set forth in such Annual Report on Form 10-K, such changes have been or will be reflected on subsequent Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction is included in the Joint Proxy Statement/Prospectus relating to the proposed transaction with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Revolution Medicines’ website at www.revmed.com and EQRx’s website at www.eqrx.com.

Media & Investor Contact

Erin Graves

650-779-0136

egraves@revmed.com

REVOLUTION MEDICINES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Collaboration revenue	$—	$3,356	$10,838	$20,050
Total revenue	—	3,356	10,838	20,050
Operating expenses:
Research and development	107,735	69,455	274,663	186,946
General and administrative	15,513	10,434	43,377	29,676
Total operating expenses	123,248	79,889	318,040	216,622
Loss from operations	(123,248)	(76,533)	(307,202)	(196,572)
Other income (expense), net:
Interest income	10,947	2,907	28,505	4,077
Total other income, net	10,947	2,907	28,505	4,077
Loss before income taxes	(112,301)	(73,626)	(278,697)	(192,495)
Benefit from income taxes	3,867	297	3,867	297
Net loss	$(108,434)	$(73,329)	$(274,830)	$(192,198)
Net loss per share attributable to common stockholders - basic and diluted	$(0.99)	$(0.87)	$(2.65)	$(2.47)
Weighted-average common shares used to compute net loss per share, basic and diluted	109,233,084	84,694,860	103,702,501	77,751,185

REVOLUTION MEDICINES, INC.

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	September 30,	December 31,
	2023	2022

Cash, cash equivalents and marketable securities	$813,195	$644,943
Working capital (1)	738,926	598,201
Total assets	984,232	811,930
Deferred revenue	-	4,459
Total liabilities	146,774	126,742
Total stockholders' equity	837,458	685,188

(1)
Working capital is defined as current assets less current liabilities.